Reservation Agreement (“Agreement”)

THE UNDERSIGNED (A) and (B), collectively referred to as “the Parties”:

A.

Cay Bay Development NV, a limited liability company registered in Sint Maarten, using as its mailing address Aquamarina Unit X72, Amazon Road, Point Pirouette, Sint Maarten, Dutch Caribbean; hereinafter referred to as: "Lessor”, and

B.

Blue Water Bar & Grill NV, a limited liability company registered in Sint Maarten, using as its mailing address Topaz Drive 13, Pelican Key, Sint Maarten, Dutch Caribbean; hereinafter referred to as: "Lessee”;

WHEREAS:

a)

Lessor owns the private long-lease (the “Developer Long Lease”) of approximately 147 acres of ocean-front land on Sint Maarten, Dutch Caribbean; described in Certificates of Admeasurement 132/1971 and 114/1978 (the “Land”), pursuant to a deed of long lease until January 16, 2088 with an option to extend until January 16, 2139 (the “Long Lease Deed”);

b)

Lessor intends to lease certain portions of the Land;

c)

Lessee desires to lease a portion of the Land as described here following;

HEREBY AGREE AS FOLLOWS:

1.

The Property; Reservation Period

1.1

Lessor herewith agrees to exclusively reserve for Lessee for a period of no more than two (2) months from the date of this Reservation Agreement (the “Reservation Period”) the right to lease a portion of the Land known as Lot # L04, measuring approximately 1,552 Square Meters; hereinafter referred to as the “Lot” as further described in Appendix A (“Property Description”).

1.2

Unless agreed to otherwise in writing by the Parties, Lessor and Lessee before the expiration of the Reservation Period will enter into a Lease Agreement for the lease of the Lot. Upon expiration of the Reservation Period without Parties having entered into a Lease Agreement, neither Lessor nor Lessee shall have any further rights related to this Agreement.

2.

Assignment

This Reservation Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective heirs and successors. The Lessee shall not assign any right under this Reservation Agreement without the prior written consent of the Lessor, which consent shall not unreasonably be withheld.

3.

Domicile

Parties choose domicile at each of their respective addresses as set forth on the first page of this Reservation Agreement.

4.

Applicable Law and Jurisdiction

This Reservation Agreement is governed by Sint Maarten law and the competent courts in Sint Maarten, Dutch Caribbean, will have exclusive jurisdiction with regard to any and all disputes between the Parties arising from this Reservation Agreement.

5.

Miscellaneous

5.1

This Agreement contains the entire agreement of the parties with respect to its subject Matter   and all prior negotiations, discussions; representations, agreements, and understanding heretofore had between the parties with respect thereto are merged herein. No provision of this Agreement shall be deemed to have been waived by any party unless such waiver is in writing and signed by the party against whom such waiver is asserted and any such waiver shall be effective only for the specific purpose and in the specific instance in which given. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Agreement including, but not limited  to,  any  covenant  or  condition contained in any  Appendix  hereto,  shall  not  be construed as a waiver or relinquishment for the performance of such obligations, and the same shall continue and remain in full force and effect.

5.2

This Agreement may be executed in counterparts, each of which, when taken together, shall be deemed to be an original, and all of which, when taken together shall be deemed to be one and the same instrument.

5.3

If any of the provisions of this Agreement or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

5.4

This Agreement shall be construed without any presumption or other rule requiring interpretation against the party causing this Agreement to be drafted.

5.5

Any Appendix annexed to this Agreement shall be deemed part of this Agreement with the same force and effect as if each such Appendix was a numbered article in this Agreement.

5.6

Any notice, demand or other communication required or permitted to be given hereunder shall be in writing and may be personally served, sent by facsimile to compatible equipment or sent by overnight courier and shall be deemed given: (i) if served in person, when served; (ii) if sent by facsimile (provided that such facsimile transmission is confirmed by telephone or a statement generated by the transmitting machine, and further provided that a copy of the notice, demand or other communication is also sent by overnight courier) upon completion of transmission, or if transmission is completed after 6:00 p.m. Eastern

Time or on a day other than a business day, on the next succeeding business day; and (iii) if by overnight courier, on first business day after delivery to courier, addressed as follows:

Notices to Lessor:

Cay Bay Development NV, c/o EMG,

53 Forest Avenue - Suite 301, Old Greenwich, CT 06870, USA

With cc to:

Cay Bay Development NV

Aquamarina Unit X72, Amazon Road, Point Pirouette, Sint Maarten, Dutch Caribbean

Notices to Lessee:

Blue Water Bar & Grill NV Joseph Scott Sittra

Pelican Key, Sint Maarten, Dutch Caribbean

With cc to:

Joseph Scott Sittra

8910 North Dale Mabry Highway, Suite 37, Tampa, Florida, USA

or to any other party or any other address as any of the foregoing parties may indicate by notice to the other party made in accordance with the terms of this Section.

Reservation Agreement – Lot L04

Thus agreed by the Parties on  June 16, 2014

By Lessor:

By Lessee:

Cay Bay Development NV

Blue Water Bay & Grill NV

/s/ Kevin M. Smith

/s/ J. Scott Sitra

Kevin M. Smith

Joseph Scott Sitra

Managing Director

Managing Director

APPENDIX A – Lot L04 –- Property Description

INDIGO BAY DRIVE
OCEAN DRIVE
OCEAN TERRACE
INDIGO BAY BOULEVARD
SUNSET DRIVE
SKYLINE DRIVE
LAKESIDE DRIVE
GREEN WAY
D09
V
D08
D07
D06
D05
D04
D03
D02
D01
WV-04
WV-03
WV-02
WV-01
C
G-02
G-01
V01
V02
V03
L04
L03
L02
L01
73
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44A
44B
52A
52B
53A
53B
54A
54B
55A
55B
56A
56B
57A
57B
58A
58B
59A
59B
60A
60B
61
62
63
64A
64B
65A
65B
66
67
68
74
75
76
77
78
79
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
20H
20G
20F
20E
20D
20C
20B
20A
19
18
17
16
15
14A
14B
13A
13B
12A
12B
11
10
9A
9B
8
7A
7B
6A
6B
5A
5B
4A
4B
3A
3B
2A
2B
1A
1B